UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2014

REGIS CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota	1-12725	41-0749934
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No)

7201 Metro Boulevard
Minneapolis, MN 55439
(Address of principal executive offices and zip code)

(952) 947-7777
(Registrant’s telephone number, including area code)

(Not applicable)
(Former name or former address, if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Regis Corporation

Current Report on Form 8-K

ITEM 5.07   SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On October 28, 2014, Regis Corporation (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”) in Edina, Minnesota. At the Annual Meeting, the following four proposals were voted on by the Company’s shareholders. The proposals are described in detail in the proxy statement for the Annual Meeting.

1.              Election of Directors. The shareholders elected the eight director nominees to serve for a one-year term. The results of the vote on the election of directors were as follows:

DIRECTOR NOMINEE	For	Against	Abstain	Broker Non-Votes
Daniel G. Beltzman	48,697,665	292,326	850,307	4,205,263
James P. Fogarty	48,923,793	66,931	849,574	4,205,263
David J. Grissen	48,716,103	271,485	852,710	4,205,263
Daniel J. Hanrahan	48,948,345	44,533	847,420	4,205,263
Mark S. Light	48,945,998	40,898	853,402	4,205,263
Michael J. Merriman	48,655,022	274,587	910,689	4,205,263
Stephen E. Watson	48,694,740	293,743	851,815	4,205,263
David P. Williams	48,716,135	271,962	852,201	4,205,263

2.              Short Term Incentive Compensation Plan. The shareholders approved the Company’s Short Term Incentive Compensation Plan. The results of the vote on the Short Term Incentive Compensation Plan were as follows:

For	49,516,882
Against	285,650
Abstain	37,766
Broker Non-Votes	4,205,263

3.              Ratification of Appointment of Independent Registered Public Accounting Firm. The shareholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2015.  The results of the vote on the ratification of the appointment of PricewaterhouseCoopers were as follows:

For	53,647,220
Against	375,862
Abstain	22,479

4.              Say-on-Pay Proposal. The shareholders approved the advisory proposal on the compensation of the Company’s named executive officers.  The results of the advisory vote on the say-on-pay proposal were as follows:

For	49,445,109
Against	309,065
Abstain	86,124
Broker Non-Votes	4,205,263

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGIS CORPORATION

Dated: October 29, 2014	By:	/s/ Eric Bakken
Name: Eric Bakken, Title: Secretary